UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCEL	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 9, 2020, Cryo-Cell International, Inc. (“Cryo-Cell”) entered into a Patent Option Agreement (the “Option”) with Duke University (“Duke”). For further details, please see https://www.sec.gov/Archives/edgar/data/862692/000119312520166773/d943128d8k.htm.

The Option was for a period of six (6) months from the effective date of the Option. As consideration for the Option, Cryo-Cell paid Duke a non-refundable, option fee of Three Hundred Fifty Thousand Dollars ($350,000). Such option fee, plus the extension fee, will be fully credited against the license fee under the future license agreement. On December 1, 2020, the Company exercised its right per the Option to extend the Option for an additional six (6) months.  As consideration for the extension of the Option, Cryo-Cell paid Duke an additional non-refundable, option fee of One Hundred Fifty Thousand Dollars ($150,000).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.

Dated: December 10, 2020	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer